Exhibit 99.1

Investor Contact:   Amish Naturals
(330) 279-3161
Media Contact:   Dana Condosta
(201) 488.0049
dana@avalanchepr.com

Amish Naturals Secures $3.125 Million Private Placement Funding

HOLMESVILLE, OH, February 20, 2008 — Amish Naturals, Inc. (OTCBB: AMNT), maker of premium organic pastas, today announced that it has executed a securities purchase agreement with an existing institutional investor for $3.125 million in gross investment proceeds. The transaction includes the issuance of a $3.125 million senior secured convertible note (the “Note”) accompanied by two series of common stock purchase warrants (the “Warrants”). The Note is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $1.75 per share and carries an interest rate of 10%. The Series E Warrant is exercisable for 5 million shares of Common Stock at an exercise price of $1.1056 per share and the Series F Warrant is exercisable for 2.5 million shares of Common Stock at an exercise price of $0.001 per share. In addition, the Company will prepay the interest on the Note at closing. This transaction was facilitated by Wharton Capital Partners, a New York City based investment banking firm, who will, in-turn, be paid a fee by the Company in addition to receiving warrants.

“We believe this funding from our existing institutional investor clearly reflects their confidence in Amish Naturals’ mission,” said Troy Treangen, Amish Naturals’ Executive Vice President/COO. “This partnership will allow us to broaden the current product line and further solidify the Amish Naturals brand.”

None of the Notes, Warrants, or shares of Common Stock issuable upon conversion of the Note or upon exercise of the Warrants (collectively, the “Securities”) have been registered under the Securities Act of 1933. Accordingly, the Securities may not be offered or re-sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement, upon demand by the institutional investor, covering resale by the investor of the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Securities. The private placement was made by the Company and any opportunity to participate in the private placement was made available only to a very limited group of institutional and other accredited investors.

About Amish Naturals, Inc.

Founded as an organic pasta producer, Amish Naturals now manufactures and distributes organic and natural pastas, condiments and bakery products through its recent acquisitions of Prima Pasta, based in Los Angeles, California, the Amish Heritage Line, based in Lancaster, PA, and Schlabach Amish Bakery, based in Millersburg, Ohio. Amish Naturals’ mission is to increase shareholder value through the sale and distribution of organic and natural Amish food products to the growing market for organic and wholesome foods. Last year, the U.S. market for natural/organic foods was estimated to have totaled approximately $13.8 billion. Building on generations of traditions, the company has created food that reflects the wholesomeness and purity of the Amish people and their culinary customs. For more information, please visit www.amishnaturals.com.

Business Risks and Forward Looking Statements

This press release contains forward-looking statements that involve uncertainties and risks that could cause actual results to differ materially from those discussed or implied in the forward-looking statements. These statements are expressly made in reliance on the safe harbor provisions contained in Section 21E of the Securities Exchange Act of 1934. Risks that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, include risks associated with our entry into distribution agreements with wholesale food brokers and large-scale retail outlets, the effectiveness of our promotion and merchandising strategies, the efficient operation of our production facility and supply chain, the changing dietary and culinary habits of consumers in our target markets, and our effective management of business risks.

In light of these risks, the forward-looking statements contained in this press release are not guarantees of future performance and in fact may not be realized. Our actual results could differ materially and adversely from those expressed in this press release. Further, the statements made by us represent our views only as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. We do not presently intend to update these statements prior to the filing of our next report with the Securities and Exchange Commission and undertake no duty to any person to effect any such update under any circumstances. For additional information regarding the specific risks mentioned and other risks, please read the Company’s reports filed with the Securities and Exchange Commission, which may be accessed through the EDGAR database maintained by the SEC at www.sec.gov.

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